UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 6, 2020

CBL & ASSOCIATES PROPERTIES, INC.

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421-6000

(Address of principal executive office, including zip code)

423-855-0001

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CBL	New York Stock Exchange
7.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value	CBLprD	New York Stock Exchange
6.625% Series E Cumulative Redeemable Preferred Stock, $0.01 par value	CBLprE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K (“Amendment”) is being furnished to amend Items 2.02 and 9.01 of the Current Report on Form 8-K furnished on August 6, 2020 reporting the Company’s results for the second quarter ended June 30, 2020.  Dollar amounts in thousands, except as otherwise noted.

ITEM 2.02Results of Operations and Financial Condition

On August 18, 2020, CBL & Associates Properties, Inc. (herein the “Company” or “CBL”), issued a corrected press release announcing the Company’s results for the quarter ended June 30, 2020. The news release was issued to correct general and administrative expense for the second quarter 2020 to $18,727, an increase of $7,857 from the originally reported amount to expense professional fees related to the Company's negotiations with the administrative agent and lenders under the secured credit facility and certain holders of the Company's senior unsecured notes regarding a restructure of such indebtedness.  Additionally, the news release was issued to correct the amount of interest expense accrued for the second quarter to $52,631, representing an increase of $4,812, from the originally reported amount.  The increased general and administrative expense and interest expense had corresponding impacts on Net Loss, Funds From Operations (“FFO”) and related metrics for the second quarter 2020.  The professional fees related to restructuring were excluded from FFO, as adjusted.

Subsequent to the issuance of its earnings release on August 6, 2020, the Company receive a notice from the administrative agent for the lenders under the Company’s secured credit facility, which (i) informed the Operating Partnership that following an asserted event of default on March 19, 2020, all outstanding loans were converted to base rate loans at the expiration of the applicable interest periods and (ii) seeks payment of $4,812 related thereto for April through June 2020. The base rate is defined as the highest of (i) the prime rate, (ii) the federal funds rate plus 0.50% and (iii) the LIBOR Market Index Rate plus 1.0%, plus 1.25%. The base rate on June 30, 2020 was 4.50% based on the prime rate plus 1.25%. The administrative agent also informed the Operating Partnership that from and after August 6, 2020, interest will accrue on all outstanding obligations at the post-default rate, which is equal to the rate that otherwise would be in effect plus 5.0%. The post-default interest rate at the time of notification was 9.50%.  We disagree with the assertions made by the administrative agent as to the imposition of the base rate and post-default rate interest and related matters and intend to vigorously defend any such claims.

The Company has prepared and furnished as Exhibit 99.1 to this Amendment a corrected earnings release and supplemental financial and operating information for the second quarter ended June 30, 2020.  The corrections did not change the Company’s reported Same-Center Net Operating Income ("NOI") for the three and six months ended June 30, 2020.

The information in this Amendment and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Shell Company Transactions

Not applicable

(d)	Exhibits

Exhibit Number	Description
99.1	Earnings Release dated August 6, 2020 and Supplemental Financial and Operating Information - For the Three and Six Months Ended June 30, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*). (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana Khaleel

Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana Khaleel

Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

Date: August 18, 2020